Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:

Karen VanDerBosch Chief Operating Officer and Chief Financial Officer

MakeMusic, Inc.

(952) 906-3690

kvanderbosch@makemusic.com

MAKEMUSIC REPORTS FIRST QUARTER 2012 RESULTS

SmartMusic Revenue Increases 16%

Minneapolis – May 1, 2012 – MakeMusic, Inc. (NASDAQ: MMUS) announced financial results for the quarter ended March 31, 2012.

“We are pleased with our SmartMusic sales growth in Q1 and notation sales were in alignment with our expectations as we began deployment of a new distributor channel strategy,” said Karen van Lith, MakeMusic CEO. “This strategy is pushing orders out of Q1 into later quarters. I’m especially pleased with the company’s transformation. There is continuing positive momentum on all of our strategic initiatives including:

•	On track with our transformational technology strategy

•	Product roadmap deliverables for Finale 2012(b) and Finale SongBook, iPad viewer, in Q2

•	Pay-per-title SmartMusic content acquisition and internal infrastructure planning and deployment

•	Fully staffed leadership team

•	Thought leadership positioning in state-wide assessment for music education”

Financial Results for the Three Months Ended March 31, 2012, Compared to March 31, 2011

•	Net revenues were $4.2 million, compared to $4.0 million.

•	Notation revenue was unchanged at $2.3 million each quarter.

•	SmartMusic revenue was $1.9 million compared to $1.7 million.

•	Gross Profit was $3.5 million, or 84% of revenue, compared to $3.4 million, or 85% of revenue.

•	Operating expenses were $4.8 million, compared to $3.8 million due to planned investments in our technology architecture and sales and marketing initiatives.

•	Net loss was $840,000, or $0.17 per basic and diluted share, compared to net loss of $180,000, or $0.04 per basic and diluted share.

•

At March 31, 2012, cash and cash equivalents were $7.7 million, compared to $10.1 million as of March 31, 2011. The decrease in cash is primarily attributed to the acquisitions of Garritan Corporation and select Recordare assets in the fourth quarter of 2011 and our current quarter investments.

Conference Call Information

The company will hold a conference call to review operating results for the quarter ended March 31, 2012, today, Tuesday, May 1, 2012, at 3:30 p.m. CDT. To access the call, participants should call 877-840-1316 and reference Conference ID Number 74672563. Two hours after the completion of the conference call, a digital recording will be available for replay by calling 855-859-2056 or 404-537-3406 through May 11, 2012.

Slides to Accompany Conference Call

Slides to accompany management’s presentation on the call will be available on the company’s website just prior to the call in the investor relations portion of the company’s website or www.makemusic.com/investor_relations.aspx.

About MakeMusic, Inc.

MakeMusic® , Inc. is a world leader in music technology whose mission is to develop and market solutions that transform how music is composed, taught, learned and performed. For more than 20 years, Finale® has been the industry standard in music notation software, enabling composers, arrangers, musicians, teachers, students and publishers to create, edit, audition, print and publish musical scores. MakeMusic is also the creator of SmartMusic® education software that is transforming the way students practice. With SmartMusic, students and teachers have access to thousands of band, orchestra and vocal pieces allowing students to practice with background accompaniment and get immediate feedback on their performance. SmartMusic allows teachers to individualize instruction and document the progress of every student. The SmartMusic Inbox™, an Android™ and Apple® mobile application, provides additional access for teachers to review, grade and comment on student assignments. MusicXML™ is an Internet-friendly way to publish musical scores, enabling musicians to distribute interactive sheet music online and to use sheet music files with a wide variety of musical applications. Garritan™ sound libraries provide musicians with state-of-the-art virtual instruments with the playback quality of a live performance. Additional information about this Minnesota company can be found at www.makemusic.com.

Cautionary Statements

Certain statements found in this release may constitute forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the speaker’s current views with respect to future events and include any statement that does not directly relate to a current or historical fact. Our forward-looking statements in this release relate to our expectations regarding: our progress on strategic initiatives; expected timing for product roadmap deliverables; and the impact of our distributor channel strategy on Notation revenue for future quarters. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties for MakeMusic. These include, but are not limited to: (i) our ability to successfully implement product development and growth initiatives, including unforeseen delays in our ability to deliver Finale and SmartMusic developments discussed herein and the timeframe and impact of improvements to technology; (ii) risks relating to turnover among key personnel; (iii) our ability to maximize the benefits of recent acquisition; (iv) market acceptance of our products; (v) the impact of changing technology on our product upgrades; and (vii) those factors described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We do not intend to update publicly or revise any forward-looking statements.

Tables to Follow

MakeMusic, Inc.

Balance Sheets

(In thousands of U.S. dollars, except share and per share data)

	March 31,	December 31,
	2012	2011
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,735	$9,296
Accounts receivable (net of allowance of $7 and $9 in
2012 and 2011, respectively)	1,289	1,539
Inventories	287	291
Deferred income taxes, net	2,765	2,338
Prepaid expenses and other current assets	416	362

Total current assets	12,492	13,826

Property and equipment, net	485	441
Capitalized software products, net	3,250	3,113
Finite life intangible assets	959	1,020
Goodwill	4,483	4,483
Long term deferred income taxes, net	57	57

Total assets	$21,726	$22,940

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of capital lease obligations	$3	$4
Accounts payable	569	585
Accrued compensation	691	676
Other accrued expenses	488	508
Post contract support	125	125
Reserve for product returns	255	214
Current portion of deferred revenue	3,715	4,208

Total current liabilities	5,846	6,320
Deferred revenue, net of current portion	115	123

Shareholders’ equity:
Common stock, $0.01 par value:
Authorized shares – 10,000,000
Issued and outstanding shares – 4,937,119 and 4,934,020 in 2012 and 2011, respectively	49	49
Additional paid-in capital	67,038	66,930
Accumulated deficit	(51,322)	(50,482)

Total shareholders’ equity	15,765	16,497

Total liabilities and shareholders’ equity	$21,726	$22,940

MakeMusic, Inc.

Statements of Operations

(In thousands of U.S. dollars, except share and per share data)

	3 Months
	Ended March 31,
	2012	2011
Notation revenue	$2,271	$2,334
SmartMusic revenue	1,930	1,660

NET REVENUE	4,201	3,994

COST OF REVENUES	671	594

GROSS PROFIT	3,530	3,400

OPERATING EXPENSES:
Development expenses	1,656	1,215
Selling and marketing expenses	1,683	1,233
General and administrative expenses	1,483	1,108
Patent litigation accrual	—	225

Total operating expenses	4,822	3,781

LOSS FROM OPERATIONS	(1,292)	(381)

Interest, net	25	27

Net loss before income tax	(1,267)	(354)

Income tax benefit	(427)	(174)

Net loss	($840)	($180)

Loss per common share:
Basic and diluted	($0.17)	($0.04)

Weighted average common shares outstanding:
Basic and diluted	4,934,599	4,885,616

MakeMusic, Inc.

Statements of Cash Flows

(In thousands of U.S. dollars)

	3 Months
	Ended March 31,
	2012	2011
Cash flows from operating activities
Net loss	($840)	($180)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	357	277
Deferred income taxes, net	(427)	(174)
Share based compensation	102	70
Net changes in operating assets and liabilities:
Accounts receivable	250	(102)
Inventories	4	37
Prepaid expenses and other current assets	(54)	(175)
Accounts payable	(16)	(109)
Accrued expenses and product returns	42	(205)
Deferred revenue	(501)	(382)

Net cash used by operating activities	(1,083)	(943)

Cash flows from investing activities
Purchases of property and equipment	(103)	(44)
Capitalized development and other intangibles	(374)	(142)

Net cash used in investing activities	(477)	(186)
Cash flows from financing activities
Payments on redemption of stock options	—	(18)
Repurchase of common stock	—	(291)
Payments on capital leases	(1)	(15)

Net cash used in financing activities	(1)	(324)
Net decrease in cash and cash equivalents	(1,561)	(1,453)
Cash and cash equivalents, beginning of period	9,296	11,532

Cash and cash equivalents, end of period	$7,735	$10,079

Supplemental disclosure of cash flow information
Interest paid	$—	$1
Income taxes paid	70	116